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                                                                     Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of this ____ day of July, 1999 by and among ServiceWare, Inc., a Pennsylvania corporation (the "Company"), the persons or entities listed on Schedule A attached hereto (individually, an "Investor", and collectively, the "Investors") and the Shareholders (as hereinafter defined).


         1.       Certain Definitions.

                  As used in this Agreement, the following terms shall have the following meanings.

                  (a) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and Exchange Act.

                  (b) "Common Stock" means: (i) the Company's Common Stock, no par value per share, as authorized on the date of this Agreement; (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Articles of Incorporation, as amended, be entitled to vote for the election of a majority of directors of the Company (even though the right to vote has been suspended by the happening of such a contingency or provision); and
         (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

                  (d) "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  (e) "Registrable Securities" means any shares of Common Stock owned by an Investor or its permitted successors and assigns, including but not limited to shares of Common Stock issued or issuable upon conversion of any shares of Series A Convertible Preferred Stock,
         Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock or upon exercise of any warrants to purchase Common Stock; except for any shares of such
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         Common Stock that: (i) have at any time been sold by such parties other than to a permitted assignee, as defined in Section 5 hereof; and (ii) which have at any time been sold in a registered public offering or pursuant to Rule 144 promulgated under the Securities Act.

                  (f) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (g) "Shareholders' Agreement" means that certain Shareholders' Agreement dated as of the date hereof among the Company, the Investors and the Shareholders.

                  (h) "Shareholders" mean Jeff Pepper, Rajiv Enand, and Bruce Molloy.

                  (i) "Shareholders' Shares" shall mean all shares of Common Stock owned by the Shareholders now held or hereafter acquired, but excluding any such Common Stock that has been: (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with that registration statement; or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

         2.       Registration Rights.

                  (a) Piggyback Registrations. If at any time or times after the date hereof, the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act, whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering thereof by shareholders (a "secondary offering"), or both (but not in connection with a registration effected solely to register securities issuable pursuant to, or rights or interests under, an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the holders of Registrable Securities and Shareholders' Shares then outstanding (the "Holders"), and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities and Shareholders' Shares which the Holders may request in a writing delivered to the Company within fifteen (15) days after the notice given by the Company; provided, however, that in the event that any registration pursuant to this Section 2(a) (including a registration requested under Section 2(b) and subsequently converted into a piggyback registration at the election of the Company, as provided in Section 2(b)) shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities and Shareholders' Shares to be included in such an underwriting may be reduced (pro rata among the requesting Holders based upon the number of shares of Registrable Securities and Shareholders' Shares owned by such Holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein provided, further, that, prior to any such reduction, the Company shall first exclude from


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         such registration, in the following order, all shares of Common Stock sought to be included therein by: (i) any holder thereof not having any such contractual, incidental registration rights; and (ii) any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the Holders of Registrable Securities. The Holders acknowledge that the rights of holders of Registrable Securities and Shareholders' Shares exercising their "piggyback rights" pursuant to this Section 2(a) shall be junior to the rights of holders of Registrable Securities who have exercised their demand rights under
         Section 2(b) in a situation in which the Company did not elect to make a primary offering, as provided in Section 2(b).

                  (b) Demand Registrations. If at any time following the date which is six months after the Company's initial public offering, one or more of the holders of an aggregate of not less than 20% of the Registrable Securities then outstanding shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Company will notify all of the holders of Registrable Securities who would be entitled to notice of a proposed registration under the terms of this Agreement. Upon the written request of any such holder after receipt from the Company of such notification, the Company shall either: (A) elect to make a primary offering, in which case the rights of Holders shall be as set forth with respect to a primary offering in
         Section 2(a) and such registration shall be deemed to be a registration under Section 2(a) and not a registration hereunder (in which event the Company shall not be required to cause a registration statement requested pursuant to this Section 2(b) to become effective prior to 90 days following the effective date of the registration statement initiated by the Company under Section 2(a)); or (B) file as soon as practicable, and in any event within 60 days of the receipt of such written request, a registration statement, and use its best efforts to cause to become effective the registration of such Registrable Securities as may be requested by any holders (including the holder or holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 2(b). Anything herein to the contrary notwithstanding, the Company shall be obligated to comply with this Section 2(b) on two occasions only.

                  (c) Form S-3. If the Company becomes eligible to use Form S-3, the Company shall use its commercially reasonable efforts to continue to qualify at all times for registration of securities on Form S-3. If and when the Company becomes entitled to use Form S-3, the holders of an aggregate of such number of Registrable Securities that have an aggregate sales price of not less than $250,000 shall have the right to request and have effected not more than one registration per year of shares of Registrable Securities held by them on Form S-3. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall not be required to cause a registration statement requested pursuant to this Section 2(c) to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the

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         holders or Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to register securities issuable pursuant to, or rights or interests under, an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period. The Company shall give notice to all holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for such holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Common Stock on Form S-3 to the extent requested by the holder or holders thereof for purposes of disposition. Notwithstanding the foregoing, the Company shall not be required to effect a registration under this
         Section 2(c) or Section 2(a) or 2(b) if such Holders of Registrable Securities may then sell all Registrable Securities within any two successive 3-month periods without registration under the Securities Act. In connection with any Form S-3, the Shareholders agree: (i) to provide all such information and material and take all actions as may be reasonably required in order to enable the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective dates of any Form S-3; (ii) that the distribution of shares of Common Stock included in the Form S-3 shall be made in accordance with the plan of distribution set forth in such registration statement and with all applicable rules and regulations of the Commission; (iii) not to deliver any form of prospectus in connection with the sale of any shares of Common Stock as to which the Company has advised the Holders in writing that it is preparing an amendment or supplement; and (iv) to notify the Company promptly in writing upon the sale by the Holder of any shares of Common Stock covered by the Form S-3.

                  (d) Registration Expenses. In the event of a registration described in Section 2(a) or 2(b), all expenses of registration and offering of the Holders participating in the offering including, without limitation, printing expenses, fees and disbursements of counsel (including one counsel for the selling Holders of Registrable Securities or Shareholders' Shares), and independent public accountants, fees and expenses (including counsel fees incurred by the Company in connection with complying with state securities or "blue sky" laws), fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars), shall be borne by the Company, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities or Shareholders' Shares, as the case may be, being registered. In the event of a registration described in Section 2(c), all expenses of registration and offering of the Holders shall be paid for pro rata by the Holders whose Registrable Securities are included in the Form S-3.

                  (e) Further Obligations of the Company. Whenever under the preceding sections of this Agreement the Company is required hereunder to register Registrable Securities or Shareholders' Shares, it agrees that it shall also do the following:


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                           (i) use commercially reasonable efforts to diligently
                  prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                           (ii) furnish to each selling Holder such copies of
                  each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his Registrable Securities or Shareholders' Shares;

                           (iii) enter into and perform its obligations under
                  any underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Holders, if any;

                           (iv) use its commercially reasonable efforts to
                  register or qualify the Registrable Securities and Shareholders' Shares covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling holder of Registrable Securities or Shareholders' Shares may reasonably request, provided that the Company shall not be required to register in any states which shall require it to qualify to do business or subject itself to general service of process as a condition of such registration;

                           (v) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as and to the extent necessary to comply with the federal securities and any applicable state securities statute or regulation;

                           (vi) notify each holder of Registrable Securities
                  covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (vii) cause all such Registrable Securities
                  registered pursuant hereto to be listed or quoted on each securities exchange or tier of The Nasdaq Stock Market on which similar securities issued by the Company are then listed or quoted;

                           (viii) provide a transfer agent and registrar for all
                  Registrable Securities registered hereunder not later than the effective date of such registration.

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         3.       Indemnification.

                  (a) Incident to any registration referred to in this Agreement, and subject to applicable law, the Company will indemnify each underwriter, each Holder of Registrable Securities and Shareholders' Shares so registered, the officers and directors of each Holder of Registrable Securities and each person controlling any of them against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage or liability may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such underwriter or such Holder expressly for use therein. In the event of any registration of any of the Registrable Securities or Shareholders' Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Securities or Shareholders' Shares, as the case may be, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act against any claim, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating, or defending it against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such selling Holder, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of such selling Holders hereunder shall be limited to an amount equal to the proceeds to each Holder of Registrable Securities or Shareholders' Shares sold as contemplated herein.

                  (b) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection, notify the indemnifying party who shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified parties in any such proceeding shall have the right to retain one counsel at the expense of the indemnifying party, if there is or could reasonably be expected to be a conflict of interest with respect to a third party between


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         the position of the indemnified parties and the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

                  (c) To the extent that the indemnification provided for in this Section 3 from the indemnifying party is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) The obligations of the Company and the Holders under this
         Section 3 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2.

         4. Rule 144 Requirements. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect). The Company shall furnish to any Holder of Registrable Securities or Shareholders' Shares upon request, a written statement executed by the Company as to the steps it has taken to comply with the reporting requirements of Rule 144.

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         5. Transfer of Registration Rights. The registration rights of the
Holders under this Agreement may be transferred to any transferee of any shares of Series A Convertible Preferred Stock, shares of Series B Convertible Preferred Stock, shares of Series C Convertible Preferred Stock, shares of Series D Preferred Stock, shares of Series E Convertible Preferred Stock, Registrable Securities or Shareholders' Shares who: (i) is a Holder of shares of Series A Convertible Preferred Stock, shares of Series B Convertible Preferred Stock, shares of Series C Convertible Preferred Stock, shares of Series D Convertible Preferred Stock, shares of Series E Convertible Preferred Stock, Registrable Securities or Shareholders' Shares as of the date of this Agreement;
(ii) is an affiliate, as that term is defined in the Investment Company Act of 1940, of a Holder of Registrable Securities as of the date of this Agreement (including a partner of such Holder); or (iii) is the owner of an investment account which is managed or advised by an Investor, an affiliate of an Investor, or any person or entity that acquires 76,000 shares of Series B Convertible Preferred Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) (each a "permitted assignee"). Each such transferee shall be deemed to be a "Holder" for purposes of this Agreement; provided, that, no transfer of registration rights by a Holder pursuant to this Section 5 shall create any additional rights in the transferee beyond those rights granted to Holders in this Agreement.

         6. Granting of Registration Rights. The Company shall not, without the prior written consent of the holders of at least a majority in interest of the Registrable Securities, grant any rights to any Persons to register any shares of capital stock or other securities of the Company if such rights could reasonably be expected to be superior to or be on parity with, the rights of the holders of Registrable Securities granted pursuant to this Agreement.

         7. Prior Agreements. All parties to that certain Registration Rights Agreement dated June 29, 1995 (the "June 29 Agreement") acknowledge and agree that the June 29 Agreement which was superseded and replaced by the April 24 Agreement (defined below) has no effect whatsoever and is null and void. Poly Ventures II, L.P. acknowledges and agrees that this Agreement supersedes and replaces the registration rights provisions contained in Section 11 ("Section 11") of that certain Share Purchase Agreement with the Company dated as of July 25, 1994 in all respects and Section 11 is hereby rendered null and void. All parties to that certain Registration Rights Agreement dated April 24, 1996 (the "April 24 Agreement") acknowledge and agree that this Agreement supersedes and replaces the April 24 Agreement in all respects, and the April 24 Agreement is hereby rendered null and void.

         8.       Miscellaneous.

                  (a) Damages. The Company recognizes and agrees that the holders of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by a Holder of Registrable Securities requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.


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                  (b) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (c) Amendments and Waivers. Except as hereinafter provided, amendments to this Agreement shall require and shall be effective upon receipt of the written consent of: (i) the Company; (ii) the holders of at least a majority in interest of the Registrable Securities; and
         (iii) in the case of any amendment adversely affecting the rights of the Shareholders, the holders of at least a majority in interest of the Shareholders' Shares. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written consent by the party or parties whose rights are being waived; provided, that: (i) if the rights of holders of Registrable Securities are being waived, upon the written consent of the holders of at least a majority in interest of the Registrable Securities; and (ii) if the rights of holders of Shareholders' Shares are being waived, upon the written consent of the holders of at least a majority in interest of the Shareholders' Shares. Notwithstanding the foregoing, no waivers or amendments shall be effective to reduce the percentage in interest of the Registrable Securities or Shareholders' Shares the consent of the holders of which is required under this Section. Any waiver or amendments may be given subject to satisfaction of conditions stated therein and any waiver or amendments shall be effective only in the specific instance and for the specific purpose for which given.

                  (d) Notices. As the terms "notice" or "notices" are used herein as between the parties, such term shall mean a written document, explaining the reason for the notice, and the same shall be mailed by United States Postal Service, via Certified Mail, Return Receipt Requested, addressed as follows:

         to the Company:

                           ServiceWare, Inc.
                           333 Allegheny Ave.
                           Oakmont, PA 15139
                           Attn: Rajiv Enand

         with a copy by mail and fax (which shall not constitute notice) to:

                           Marlee S. Myers, Esquire
                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre
                           Pittsburgh, PA  15219-1417
                           Facsimile:  412-560-3399


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         to the holders of Series B Preferred Stock:

                           at the addresses on Schedule A,

         with a copy by mail and fax (which shall not constitute notice) to:

                           William B. Asher, Jr., Esquire
                           Testa, Hurwitz & Thibeault
                           53 State Street
                           Boston, MA  02109

                           and

         to the holders of Series C Preferred Stock:

                           at the addresses on Schedule A,

         with a copy by mail and fax (which shall not constitute notice) to:

                           Steven E. Bochner, Esquire
                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304

         to the holders of Series D Preferred Stock:

                           at the addresses on Schedule A,

         with a copy by mail and fax (which shall not constitute notice) to:

                           Golenbock, Eiseman, Assor & Bell
                           437 Madison Avenue
                           New York, NY  10022-7302
                           Attn: Lawrence M. Bell, Esq.
                           Telephone: 212-907-7300
                           Facsimile: 212-754-0330

         to the holders of Series E Preferred Stock:

                           at the addresses on Schedule A,

         with a copy by mail and fax (which shall not constitute notice) to:

                           Golenbock, Eiseman, Assor & Bell
                           437 Madison Avenue




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                           New York, NY  10022-7302
                           Attn: Lawrence M. Bell, Esq.
                           Telephone: 212-907-7300
                           Facsimile: 212-754-0330

         Such notice shall be deemed to have been given on the date received by the addressee. The parties shall, as a matter of convenience and courtesy, send each party receiving notice a copy of said notice by facsimile or electronic means, or by courier, Federal Express, or similar service, but such notifications shall not be deemed lawful "notice" as required hereby. The parties may from time to time amend the above addresses and names by written notice given the other party.

                  (e). Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its right hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Registrable Securities.

                  (f) Prior Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

                  (g) Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, excluding its conflict of laws principles.

                  (i) Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  (k) Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such Agreements, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first above written.

                          SERVICEWARE, INC.


                          By: ___________________________
                                Rajiv Enand
                                Chief Executive Officer

                          SHAREHOLDERS:

                          _______________________________
                          Jeff Pepper, individually and as trustee under various family trusts

                          _______________________________
                          Rajiv Enand, individually and as trustee under various family trusts and Voting Trust Agreement dated as of December 28, 1995

                          _______________________________
                          Bruce Molloy


                          SERIES A INVESTOR:


                          POLY VENTURES II, L.P.

                          By: ___________________________
                              General Partner



                          SERIES B INVESTORS:

                          POLY VENTURES II, L.P.

                          By: ___________________________
                              General Partner

                          GEOCAPITAL III, L.P.

                          By:  Geocapital Management, L.P.

                                 By:______________________
                                    General Partner


                          _________________________
                          Paul Deninger


                          _________________________
                          Charles Federman


                          _________________________
                          Bernard Goldstein


                          _________________________
                          Harvey Poppel


                          _________________________
                          Stephen Smith



                          SERIES C INVESTOR:

                          NORWEST EQUITY PARTNERS V
                          A Minnesota Limited Liability Partnership

                          By:      ITASCA PARTNERS V, L.L.P.,
                                   General Partner

                                   By:_____________________
                                        Kevin G. Hall, Partner

                          SERIES D INVESTORS:

                          POLY VENTURES II, L.P.


                          By:____________________________
                          Name:_________________________
                          Title:__________________________



                          GEOCAPITAL III, L.P.


                          By:____________________________
                          Name:_________________________
                          Title:__________________________



                          NORWEST EQUITY PARTNERS V
                          A Minnesota limited liability partnership

                          By:  Itasca Partners V, LLP, General Partner

                               By:__________________________
                                       Kevin G. Hall
                                       Partner



                          LOVETT MILLER VENTURE FUND II,
                          Limited Partnership

                          By: Lovett Miller Venture Partners II, LLC
                              Its General Partner


                              By:__________________________
                                       W. Scott Miller
                                       Managing Director

                              CEO VENTURE FUND III


                              By:____________________________
                              Name:_________________________
                              Title:__________________________


                              _______________________________
                              Andrew Blum


                              LANCASTER INVESTMENT PARTNERS


                              By:____________________________
                              Name:_________________________
                              Title:__________________________

                              _______________________________
                              Bruce Lewellyn


                              _______________________________
                              Burt Rubin


                              _______________________________
                              Edmund Shea


                              _______________________________
                              Alan Edelman


                              _______________________________
                              Estelle Konviser


                              _______________________________
                              James Borner


                              _______________________________
                              Lizabeth Moses

                              COMMONWEALTH ASSOCIATES LP


                              By:____________________________
                              Name:_________________________
                              Title:__________________________



                              LINDEN PARTNERS


                              By:____________________________
                              Name:_________________________
                              Title:__________________________



                              HULL OVERSEAS, LTD.


                              By:____________________________
                              Name:_________________________
                              Title:__________________________


                              _______________________________
                              Rick Berdon


                              _______________________________
                              Stanley Cohen


                              STANLEY COHEN 1994 IRREVOCABLE
                              RETAINED ANNUITY TRUST


                              By:____________________________
                              Name:_________________________
                              Title:__________________________


                              _______________________________
                              Steve Frankel

                              RADIX ASSOCIATES


                              By:____________________________
                              Name:_________________________
                              Title:__________________________



                              TAMAR VENTURE CAPITAL LTD.


                              By:____________________________
                              Name:_________________________
                              Title:__________________________



                              SERIES E INVESTORS:


                              _______________________________
                              Jody Owen


                              _______________________________
                              Robert C. Harris, Jr.


                              _______________________________
                              John A. Dexheimer


                              _______________________________
                              Thomas I. Unterberg


                              _______________________________
                              A. Robert Towbin

                              PARK CITY INVESTMENTS

                              By: _________________________
                              Name: _______________________
                              Title: ________________________


                              UNTERBERG HARRIS PRIVATE EQUITY
                              PARTNERS, LP

                              By: _________________________
                              Name: _______________________
                              Title: ________________________



                              UNTERBERG HARRIS PRIVATE EQUITY
                              PARTNERS, CV

                              By: _________________________
                              Name: _______________________
                              Title: ________________________



                              UNTERBERG HARRIS 401K PROFIT SHARING
                              FBO ANDREW ARNO

                              By: _________________________
                              Name: _______________________
                              Title: ________________________



                              ANDREW ARNO, ACF
                              MATTHEW ARNO, U/NY/UGMA
                              (DOB - 8/10/93)

                              By: _________________________
                              Name: _______________________

                              ANDREW ARNO, ACF
                              JESSE ARNO, U/NY/UGMA
                              (DOB - 10/8/89)

                              By: _________________________
                              Name: _______________________


                              _______________________________
                              Steven Hellman


                              PAINE WEBBER F/B/O MARTIN E. HELLMAN IRA

                              By: _________________________



                              MARTIN E. HELLMAN AND DOROTHY L. HELLMAN
                              TRUSTEES, FAMILY REVOCABLE TRUST UAD
                              7/6/88

                              By: _________________________



                              C. E. UNTERBERG, TOWBIN, LLC

                              By: _________________________
                              Name: _______________________
                              Title: ________________________



                              C. E. UNTERBERG, TOWBIN INTERACTIVE
                              MEDIA PARTNERSHIP LP, CV

                              By: _________________________
                              Name: _______________________
                              Title: ________________________

                              C. E. UNTERBERG, TOWBIN, LP

                              By: _________________________
                              Name: _______________________
                              Title: ________________________


                              ________________________
                              James C. Arnold


                              ________________________
                              Donald S. Arnold, III

                              GEORGE R. BEGLEY, ACF
                              G. ROLLO BEGLEY, U/NY/UGMA
                              (DOB -        )

                              By: _________________________
                                   Name:  George R. Begley



                              GEORGE R. BEGLEY, ACF
                              TRACY C. BEGLEY, U/NY/UGMA
                              (DOB -        )

                              By: _________________________
                              Name:  George R. Begley


                              _______________________________
                              John R. Lakian


                              _______________________________
                              Martha Logan


                              _______________________________
                              Edward Swyer


                              _______________________________
                              Carol H. Plum

                              UNTERBERG TOWBIN CAPITAL PARTNERS I

                              By: _________________________
                              Name: _______________________
                              Title: ________________________


                              _______________________________
                              Thomas Unterberg



                              MARJORIE & CLARENCE E. UNTERBERG
                              FOUNDATION, INC.

                              By: ___________________________


                              _______________________________
                              Ellen Unterberg Celli


                              _______________________________
                              Emily Unterberg Satloff


                              _______________________________
                              Louis Venezia



                              FTS CAPITAL MANAGEMENT AG

                              By: _________________________
                              Name: _______________________
                              Title: ________________________



                              TIGAN CAPITAL HOLDINGS LTD.

                              By: _________________________
                              Name: _______________________
                              Title: ________________________

SCHEDULE A

                         NAMES AND ADDRESSES OF PARTIES


         Jeff Pepper
         ServiceWare, Inc.
         333 Allegheny Avenue
         Oakmont, PA 15139

         Rajiv Enand
         ServiceWare, Inc.
         333 Allegheny River Blvd.
         Oakmont, PA 15139

         Bruce Molloy
         Molloy Group, Inc.
         Four Century Drive
         Parsippany, NJ  07054

         Poly Ventures  II, L.P.
         901 Route 110
         Room 123
         Farmingdale,  NY 11735

         Geocapital Capital III, L.P.
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Paul Deninger
         c/o Broadview Associates
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Bernard Goldstein
         c/o Broadview Associates
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Charles Federman
         c/o Broadview Associates
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Harvey Poppel
         c/o Broadview Associates
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Stephen Smith
         c/o Broadview Associates
         One Bridge Plaza
         Fifth Floor
         Fort Lee,  NJ 07024

         Norwest Equity Partners V
         3000 Sand Hill Road
         Suite 3-105
         Menlo Park,  CA 94025
         Attn: Kevin Hall

         Lovett Miller Venture Fund II, Limited Partnership
         Uwharrie Point Parkway
         Badin Lake, NC  28127
         Attn:  Kevin Emery/Scott Miller

         CEO Venture Fund III
         2000 Technology Drive
         Pittsburgh, PA  15219
         Attn:  Gary Glausser

         Andrew Blum
         c/o C. E. Unterberg, Towbin
         10 East 50th Street, 22nd Floor
         New York, NY  10022

         Lancaster Investment Partners
         500 North Gulph Road, Suite 10
         King of Prussia, PA  19406
         Attn:  Dan Gardner

         Bruce Lewellyn
         30 Rockefeller Plaza
         New York, NY  10112

         Burt Rubin
         30 Rockefeller Plaza
         New York, NY  10012

         Edmund Shea
         655 Brea Canyon Road
         Walnut, CA  91789

         Alan Edelman
         1408 Locust Avenue
         Baltimore, MD  21204

         Estelle Konviser
         c/o C. E. Unterberg, Tobin
         10 East 50th Street, 22nd Floor
         New York, NY  10022

         James Borner
         716 S. Columbus Avenue
         Mt. Vernon, NY 10550

         Lizabeth Moses
         c/o C. E. Unterberg, Towbin
         10 East 50th Street, 22nd Floor
         New York, NY  10022

         Commonwealth Associates LP
         830 Third Avenue, 4th Floor
         New York, NY  10022
         Attn:  Michael Falk

         Linden Partners
         10 East 50th Street, 10th Floor
         New York, NY  10022
         Attn:  Michael Marrus

         Hull Overseas, Ltd.
         152 West 57th Street, 11th Floor
         New York, NY  10019
         Attn:  Mitch Hull

         Rick Berdon

         717 Post Road, Suite 105
         Scarsdale, NY  10583

         Stanley Cohen
         c/o C. E. Unterberg, Towbin
         10 East 50th Street, 22nd Floor
         New York, NY  10022
         Attn:  Stanley Cohen

         Stanley Cohen 1994 Irrevocable Retained Annuity Trust
         c/o C. E. Unterberg, Towbin
         10 East 50th Street, 22nd Floor
         New York, NY  10022
         Attn:  Steve Frankel

         Radix Associates
         135 East 57th Street, 11th Floor
         New York, NY  10022
         Attn:  Stewart Shapiro

         Tamar Venture Capital Ltd.
         50 Yamat Yam
         46851 Herzlia Petuach
         Israel
         Attn:  Zohar Gilan

         Jody Owen
         473 West End Avenue (11C)
         New York, NY  10023

         Robert C. Harris, Jr.
         2535 Green Street
         San Francisco, CA  94123

         John A. Dexheimer
         38 Tory Hill Lane
         Rowayton, CT  06853

         Thomas I. Unterberg
         15 West 53rd Street
         New York, NY  10019

         A. Robert Towbin
         1010 Fifth Avenue (11B)
         New York, NY  10028

         Park City Investments
         Swiss Bank Tower,
         10 East 50th Street
         22nd Floor
         New York, NY  10022

         Unterberg Harris
         Private Equity Partners, LP
         Swiss Bank Tower
         10 East 50th Street
         22nd Floor
         New York, NY  10022

         Unterberg Harris
         Private Equity Partners, CV
         P.O. Box 224, Piet Ermaai 15
         Curacao, Netherlands Antilles

         C.E. Unterberg, Towbin, LLC
         Swiss Bank Tower
         10 East 50th Street
          22nd Floor
         New York, NY  10022

         Unterberg Harris 401k Profit Sharing
         Fbo Andrew Arno
         Swiss Bank Tower
         10 East 50th Street
            22nd Floor
         New York, NY  10022

         Andrew Arno, ACF
         Mathew Arno, U/NY/UGMA
         (DOB = 8/10/93)
         270 West End Avenue (9S)
         New York, NY 10023

         Andrew Arno, ACF
         Jesse Arno, U/NY/UGMA
         (DOB = 10/8/89)
          270 West End Avenue (9S)
         New York, NY  10023

         C.E. Unterberg, Towbin, LP
         Swiss Bank Tower
         10 East 50th Street, 22nd Floor
         New York, NY 10022

         Unterberg Harris Interactive Media Limited Partnership, C.V. Swiss Bank Tower
         10 East 50th Street, 22nd Floor
         New York, NY 10022

         Don Arnold
         Jim Arnold
         c/o Vernat Company
         Vermont National Bank Trust Department
         87 West St, Box 669
         Rutland, VT 05702-9995

         John R. Lakian
         The Fort Hill Group
         767 Third Avenue, 20th Floor
         New York, NY 10017

         George Begley, ACR G. Rollo Begley U/NY/UGMA
         George Begley, ACR Tracey C. Begley U/NY/UGMA
         FTS Capital Management AG
         Tigan Capital Holdings Ltd.
         c/o George Begley
         108 East 82nd Street
         New York, NY 10018

         Edward Swyer
         The Swyer Companies
         10 Executive Park Drive
         Albany, NY 12203

         Martha Logan
         2075 Millburn Avenue
         Maplewood, NJ 07040

         Carol H. Plum

         2 Beekman Place, Apt. 7F
         New York, NY 10022

         Unterberg Towbin Capital Partners I
         Swiss Bank Tower
         10 East 50th Street, 22nd Floor
         New York, NY 10022

         Marjorie & Clarence E. Unterberg Foundation, Inc.
         Ellen Unterberg Celli
         Emily Unterberg Satloff
         c/o Thomas Unterberg
         Swiss Bank Tower
         10 East 50th Street, 22nd Floor
         New York, NY 10022

         Louis Venezia
         Molloy Group, Inc.
         4 Century Drive
         Parsippany, New Jersey 07054